UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2022

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

1715 N. Gower Street, Los Angeles, CA	90028
(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code 323-965-1650

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.01 par value	TRKA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATIION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 21, 2022 (as amended on April 25, 2022), Troika Media Group Inc. (the “Corporation”) filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation to reflect an increase in the number of authorized shares of all classes of stock which the Corporation shall have the authority to issue from 315,000,000 shares to 825,000,000 shares, such shares being designated as follows: (i) 800,000,000 shares of common stock, par value of $.001 per share of the Corporation; and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share.

The Amendment was approved by the holders of fifty-seven (57%) percent of its shares of Common Stock.  A copy of the Amendment has been filed as an exhibit to this Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Description
3.1	Certificate of Amendment to Articles of Incorporation dated April 25, 2022.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: April 26, 2022	By:	/s/ Christopher Broderick
(Signature)
Christopher Broderick, Chief Financial Officer

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